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Exhibit 3(i)
                                     FILED
                                  MAY 22, 1997
                                 GEORGE H. RYAN
                               SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

1.      CORPORATE NAME:  Titan Wheel International, Inc.

2. MANNER OF ADOPTION: The following amendment of the Articles of Incorporation on May 22, 1997 in the manner indicated below:

        By shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, no less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment;

3.      TEXT OF AMENDMENT:

        When amendment effects a name change, insert the new Corporate name below.

        Article 1: The name of the corporation is: TITAN INTERNATIONAL, INC. (New Name)

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No Change")

        No Change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms, Stated Capital and Paid-In Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No Change")

        (b) The amount of paid-in capital (Paid-In Capital replaces the terms Stated Capital and Paid-In Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No Change")

        No Change

        (Complete either Item 6 or 7 below.  All signatories must be in BLACK
        INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms under penalties of perjury, that the facts stated herein are true.

        Dated:  May 22, 1997             Titan Wheel International, Inc.
                                        (Exact Name of Corporation at date
                                                    of execution)

attested by /s/ Cheri T. Holley           by  /s/ Maurice M. Taylor, Jr.
           --------------------               --------------------------
           Cheri T. Holley, Secretary         Maurice Taylor, Jr., President